UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

Electronic Game Card, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-25843	87-0570975
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5405 Alton Parkway, Suite A-353, Irvine, CA 92604
(Address of principal executive offices)

Registrant's telephone number, including area code: 866-924-2924

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Death of Executive Chairman Lord Leonard Steinberg; Appointment of Kevin Donovan and Eugene Christiansen to Serve as Interim Office of the Chairman

On November 3, 2009 Electronic Game Card, Inc ("EGC") issued a press release announcing the passing of Executive Chairman Lord Leonard Steinberg. That press release also announced the appointment of Kevin Donovan and Eugene Christiansen to serve as members of an Interim Office of the Chairman in Lord Steinberg’s stead. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item.

Resignation of Executive Officer; Appointment of Interim Replacement Officer

Effective on October 21, 2009, Thomas E. Schiff resigned from his positions as Chief Financial Officer and company Secretary of Electronic Game Card, Inc ("EGC") because EGC did not have all effective insurance cover required by the terms of his employment agreement. EGC agrees that cover was not in effect, but has since secured that cover and additional business insurance. Mr. Schiff did not cite any disagreement relating the EGC’s operations, policies or practices in his resignation. Mr. Schiff, however, continues to provide his services to EGC pursuant to a consulting agreement entered into as of October 22, 2009. Linden J. Boyne, who recently retired as Chief Financial Officer and company Secretary of EGC, was appointed interim Chief Financial Officer and company Secretary effective October 30, 2009. Mr. Boyne is employed by Sterling FCS Limited, who have been contracted to supply various financial function and company secretarial function services to EGC since 2006 pursuant to a contract scheduled to expire on March 2, 2010.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report.

	99.1	Press release dated November 3, 2009

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Electronic Game Card, Inc.

By:	/s/ Linden J. Boyne
Title: Interim Chief Financial Officer

November 5, 2009

Exhibit Index

Exhibit
Number	Exhibit Title or Description

Exhibit 99.1	Press Release of Electronic Game Card, Inc.
dated November 3, 2009